                                                                     Exhibit l.4

                                                  January 25, 2005

Bell Boyd & Lloyd LLC
Three First National Plaza
Suite 3300
Chicago, Illinois 60602

Re:     Nuveen Equity Premium Opportunity Fund

        As special Massachusetts counsel for Nuveen Equity Premium Opportunity Fund (the "Registrant"), we consent to the incorporation by reference of our opinion filed with Pre-effective Amendment No. 1 to the Registrant's registration statement on Form N-2 on December 22, 2004.

        In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                  Very truly yours,


                                                  /s/ BINGHAM McCUTCHEN LLP
                                                  ------------------------------
                                                  BINGHAM McCUTCHEN LLP